      As filed with the Securities and Exchange Commission on June 18, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                                ---------------

                        LATTICE SEMICONDUCTOR CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                                               93-0835214
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              5555 N.E. Moore Court
                          Hillsboro, Oregon 97124-6421
          (Address of Principal Executive Offices, including Zip Code)

                                 ---------------

                               Vantis Corporation
                           1999 Performance Award Plan
                                     - and -
                               Vantis Corporation
                           1999 Leadership Award Plan
                            (Full title of the plans)

                                 ---------------

                                Stephen A. Skaggs
                             Chief Financial Officer
                        LATTICE SEMICONDUCTOR CORPORATION
                              5555 N.E. Moore Court
                          Hillsboro, Oregon 97124-6421
                                 (503) 268-8000
            (Name, address and telephone number of agent for service)

                                 ---------------

                                    Copy to:
                               John A. Fore, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (415) 493-9300

                                 ---------------
================================================================================


                                 CALCULATION OF REGISTRATION FEE

============================== ==================== ==================== ==================== ====================
                                                     Proposed Maximum     Proposed Maximum
      Title of Securities to      Amount to be        Offering Price     Aggregate Offering        Amount of
           be Registered           Registered          Per Share(1)             Price          Registration Fee
Common Stock,                       1,165,000             $41.43             $48,265,950          $13,514.47
$0.01 par value per share
============================== ==================== ==================== ==================== ====================

(1) The Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), under which rule the per share price is estimated by reference to the exercise price of the securities, which exercise price is $41.43.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Lattice Semiconductor Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1998, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (e) The Company's Current Report on Form 8-K filed on May 7, 1999, pursuant to the Exchange Act.

     (f) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 27, 1989 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

     (g) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (d) above.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation, as amended, limits the personal liability of directors for monetary damages for their conduct as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law").

         Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Restated Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

    EXHIBIT
    NUMBER                           DESCRIPTION
    -------  ---------------------------------------------------------------

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Company.

     23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Company (see Exhibit 5.1).

     24.1    Power of Attorney (see page II-4).

     99.1    Vantis Corporation 1999 Performance Award Plan.

     99.2    Vantis Corporation 1999 Leadership Award Plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 18th day of June, 1999.

                                   LATTICE SEMICONDUCTOR CORPORATION


                                   By:  /s/ Cyrus Y. Tsui
                                        --------------------------------------
                                        Cyrus Y. Tsui
                                        President, Chief Executive Officer and
                                        Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                           TITLE                     DATE
--------------------------    ----------------------------------   -------------

/s/ Cyrus Y. Tsui             President, Chief Executive Officer   June 18, 1999
--------------------------    (Principal Executive Officer) and
    Cyrus Y. Tsui             Chairman of the Board of Directors


/s/ Stephen A. Skaggs         Senior Vice President, Chief         June 18, 1999
--------------------------    Financial Officer (Principal
  Stephen A. Skaggs           Financial Officer) and Secretary


/s/ Mark O. Hatfield          Director                             June 18, 1999
--------------------------
   Mark O. Hatfield


/s/ Daniel S. Hauer           Director                             June 18, 1999
--------------------------
   Daniel S. Hauer


/s/ Harry A. Merlo            Director                             June 18, 1999
--------------------------
    Harry A. Merlo

         SIGNATURE                           TITLE                     DATE
--------------------------    ----------------------------------   -------------

/s/ Larry W. Sonsini          Director                             June 18, 1999
--------------------------
   Larry W. Sonsini


/s/ Douglas C. Strain         Director                             June 18, 1999
--------------------------
  Douglas C. Strain

                        LATTICE SEMICONDUCTOR CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


    EXHIBIT
    NUMBER                           DESCRIPTION
    -------  ---------------------------------------------------------------

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Company.

     23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Company (see Exhibit 5.1).

     24.1    Power of Attorney (see page II-4).

     99.1    Vantis Corporation 1999 Performance Award Plan.

     99.2    Vantis Corporation 1999 Leadership Award Plan.